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Exhibit 10.3

COMPRESSION SERVICES AGREEMENT

BETWEEN

HILAND PARTNERS, LP

"Hiland"

AND

CONTINENTAL RESOURCES INC.

"Continental"

Effective as of: [                        ], 2005

i

COMPRESSION SERVICES AGREEMENT

        THIS COMPRESSION SERVICES AGREEMENT ("Agreement"), effective as of                        , 2005 (the "Effective Date"), by and between Hiland Partners, LP ("Hiland") and Continental Resources, Inc. ("Continental"). Hiland and Continental are sometimes referred to herein individually as a "Party" or collectively as the "Parties".

RECITALS:

        A. Continental desires to have Hiland provide compression services with respect to air and water for use in its secondary recovery operations located in Bowman and Slope Counties in North Dakota and in Fallon County, Montana (the Services").

        B. Hiland agrees to provide compression services with respect to air and water and Continental agrees to accept such compression services with respect to air and water subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Hiland and Continental agree as follows:

ARTICLE I
DEFINITIONS

        "Adjusted Guarantee Percentage" shall have the meaning given to such term in Section 4.3(c)(iii).

        "Adjusted Performance Guarantee" shall have the meaning given to such term in Section 4.3(c)(ii).

        "Agreement" shall have the meaning given to such term in the introduction.

        "Assets" shall have the meaning given to such term in Section 9.2.

        "Business Day" shall mean any day on which the banks in Houston, Texas are open.

        "Cedar Air" shall mean the compressed air delivered from the Cedar Hills Air Injection facility listed on Exhibit A.

        "Cedar Water" shall mean the pressurized water delivered from the Cedar Hills Water Injection facility listed on Exhibit A.

        "Commodity" shall mean each of the Cedar Air, Cedar Water, and HC Air.

        "Continental" shall mean Continental Resources Inc.

        "Continental Permit" shall mean air permit number No.-O97008 for the Horse Creek Compressor Station.

        "day" as used herein shall mean a period of 24 consecutive hours, beginning at 7:00 a.m. Central Standard or Daylight time, as the case may be.

        "Delivery Point" shall mean each of the points specified on Exhibit A attached hereto.

        "Dispute" shall have the meaning given to such term in Section 17.5.

        "Due Date" shall have the meaning given to such term in Section 6.1.

        "Entity" shall mean a corporation, limited liability company, partnership (including a general partnership, joint venture, limited partnership, limited liability partnership, or partnership association), trust (including a business trust), estate, Government Authority, or any other entity.

        "Effective Date" shall have the meaning given to such term in the introduction.

        "Force Majeure" shall have the meaning given to such term in Section 7.2.

        "Governmental Authority" shall mean a federal, state, local, or foreign governmental authority; a state, province, commonwealth, territory, or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official, or other representative of any of the foregoing.

        "Guarantee Percentage" shall have the meaning given to such term in Section 4.3(a).

        "HC Air" shall mean the compressed air delivered from the Horse Creek Compressor Station listed on Exhibit A.

        "Hadley Compressor Station" shall mean that certain compressor station owned by Hiland in Bowman County, North Dakota.

        "Hiland" shall mean Hiland Partners, LP.

        "Indemnified Party" shall have the meaning given to such term in Section 8.2.

        "Indemnifying Party" shall have the meaning given to such term in Section 8.2.

        "LD Cap" shall have the meaning given to such term in Section 4.3(f).

        "Liquidated Damages" shall have the meaning given to such term in Section 4.3(c).

        "Monthly Delivery Notice" shall have the meaning given to such term in Section 4.1(b).

        "Operating Fee" shall mean individually each of the monthly fees set forth for a Commodity on Exhibit B.

        "Party" or "Parties" shall have the meanings given to such terms in the introduction.

        "Performance Guarantee" and "Performance Guarantees" shall have the meaning given to such terms in Section 4.3(a).

        "Person" shall mean a natural person or an Entity.

        "Prime Rate" shall have the meaning given to such term in Section 6.2.

        "Proceeding" shall mean a judicial, administrative, or arbitral proceeding (including a lawsuit or an investigation by a Government Authority), commencing with the institution of such proceeding through the issuance, service, or delivery of the applicable claim or other applicable event.

        "Services" shall have the meaning given to such term in Recital A.

ARTICLE II
INDEPENDENCE OF THE PARTIES

        Hiland shall be an independent contractor and not an agent of Continental, except to the limited extent and for those limited purposes specifically set forth herein. Nothing in this Agreement or the arrangement for which it is written shall constitute or create a joint venture, partnership, or any other similar agreement between Hiland and Continental, nor shall it be deemed to limit the Parties to perform similar activities with third parties even while this Agreement is in full force and effect.

ARTICLE III
REPRESENTATIONS OF THE PARTIES

        3.1   In order to induce Hiland to enter into this Agreement, Continental represents and warrants to Hiland that, as of the Effective Date:

          (a)   Continental is a corporation duly formed, validly existing and in good standing under the laws of the State of Oklahoma. Continental has the power to own its property and to execute, deliver and perform this Agreement and to carry on its business as it is currently being conducted.

          (b)   The execution, delivery and performance by Continental of this Agreement have been duly authorized by all necessary action of Continental. This Agreement is the legal, valid and binding obligation of Continental, duly enforceable against Continental in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).

          (c)   The execution, delivery and performance by Continental of this Agreement do not and will not result in a violation of, conflict with or default under (i) the terms of Continental's organizational, formation or governing documents; (ii) any applicable law; or (iii) any contract, agreement, or other obligation or restriction to which Continental may be bound; nor, to the best of Continental's knowledge after due inquiry, does there exist any condition that, upon the passage of time, the giving of notice or both, would cause any such violation, conflict or default.

          (d)   Except for the transfer of the Continental Permit to Hiland, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required on the part of Continental in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (e)   There are no Proceedings pending or, to the best of Continental's knowledge after due inquiry, threatened against Continental that would adversely affect its ability to execute, deliver and perform this Agreement.

        3.2   In order to induce Continental to enter into this Agreement, Hiland represents and warrants to Continental that, as of the Effective Date:

          (a)   Hiland is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Hiland has the power to own its property and to execute, deliver and perform this Agreement and to carry on its business as it is currently being conducted.

          (b)   The execution, delivery and performance by Hiland of this Agreement have been duly authorized by all necessary action of Hiland. This Agreement is the legal, valid and binding obligation of Hiland, duly enforceable against Hiland in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity).

          (c)   The execution, delivery and performance by Hiland of this Agreement do not and will not result in a violation of, conflict with or default under (i) the terms of Hiland's organizational, formation or governing documents; (ii) any applicable law; or (iii) any contract, agreement, or other obligation or restriction to which Hiland may be bound; nor, to the best of Hiland's knowledge after due inquiry, does there exist any condition that, upon the passage of time, the giving of notice or both, would cause any such violation, conflict or default.

          (d)   Except for the transfer of the Continental Permit to Hiland, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required on the part of Hiland in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (e)   There are no Proceedings pending or, to the best of Hiland's knowledge after due inquiry, threatened against Hiland that would adversely affect its ability to execute, deliver and perform this Agreement.

ARTICLE IV
RESPONSIBILITIES OF THE PARTIES

        4.1   (a) Hiland agrees to provide the Services in a manner that results in the delivery to Continental at the Delivery Points, on a monthly basis, of the quantities of Cedar Air, Cedar Water, and HC Air requested by Continental for each Commodity set forth in the Monthly Delivery Notice. This monthly quantity at any one site will not exceed the maximum output from all equipment located at any one site, as determined from the original design.

              (b) Continental will nominate the volumes of Cedar Air, Cedar Water, and HC Air that it will request at the Delivery Points for any calendar month on or before the 25th (23rd in the month of February) day of the preceding calendar month in an email to a designated Hiland representative (the "Monthly Delivery Notice").

        4.2   (a) Continental agrees to provide, at no cost to Hiland, all fuel, whether gas or electric, and water, in the quantities necessary for Hiland to provide the Services required to deliver each of the Commodities as set forth in Section 4.1 above.

              (b) Hiland agrees to obtain written consent from the then designated Continental manager before starting up more than 4 of the 6 compressors at the Hadley Compressor Station. Should Hiland fail to obtain such consent, Hiland agrees to pay the actual excess demand and usage charges for electricity incurred by Continental related to such start-up and operations.

        4.3   (a) Subject to: (i) Article VII below; (ii) the provision of fuel (including, but not limited to, consent as necessary to start-up additional compressors at the Hadley Compressor Station), and water by Continental as required in Section 4.2 above; Hiland guarantees the provision of Services adequate to produce 96.5% (the "Guarantee Percentage") of the quantities of Cedar Air, Cedar Water, and HC Air set forth in each Monthly Delivery Notice for such calendar month (for each Commodity, the "Performance Guarantee," and collectively the "Performance Guarantees") as determined in accordance with Section 4.3(c) below.

              (b) Hiland will use its best efforts to inform Continental 30 days in advance of the dates when it expects its equipment to be down for scheduled maintenance.

              (c) In the event that Hiland is not able to meet the Performance Guarantee for any particular Commodity in any month, Hiland shall credit or pay to Continental an amount determined as follows:

            (i)  Within 15 days after the end of each calendar month, the Continental Baker District Area Supervisor (or designee) and the Hiland designee will perform a performance review of each Hiland location that produces a Commodity;

           (ii)  If, as a result of the performance review, it is determined that the quantity of a Commodity produced at such location for the preceding month was equal to or greater than the Performance Guarantee for such Commodity for such month less quantities attributable to the times during such month Hiland was unable to deliver such Commodity due to an event set forth in 4.3(a)(i), (ii) above (the "Adjusted Performance Guarantee"), no further calculation will be made and no Liquidated Damages will be assessed for such Commodity;

          (iii)  If the quantity for a Commodity determined in accordance with Section 4.3(c)(ii) above is less than the Adjusted Performance Guarantee, and the run-time data for the particular Hiland location which was used to produce such Commodity is equal to or greater than the Guarantee Percentage as adjusted for the percentage of time during such month Hiland was unable to deliver such Commodity due to an event set forth in 4.3(a)(i), or (ii) above (the "Adjusted Guarantee Percentage"), no further calculation will be made and no Liquidated Damages will be assessed for such Commodity;

          (iv)  If the quantity for a Commodity determined in accordance with Section 4.3(c)(ii) above is less than the Adjusted Performance Guarantee, and the run-time data for the particular Hiland location which was used to produce such Commodity is less than the Adjusted Guarantee Percentage, Hiland will credit or pay (as set forth in Section 4.3(d) below) an amount determined by (I) subtracting from 1 the amount determined by dividing the actual percentage of such Commodity delivered during such month by the Adjusted Performance Guarantee for such Commodity for such month and (II) multiplying such number times the Operating Fee for such Commodity, as liquidated damages (the "Liquidated Damages").

              (d) The Liquidated Damages, if any, shall be determined within 30 days after the end of the calendar month in which such occurred and credited on the next invoice from Continental to Hiland after their determination, or paid to Continental within 15 days after such determination at the address set forth in Section 12.1.

              (e) The sums payable by Hiland to Continental as Liquidated Damages have been calculated as representing the anticipated loss to Continental as a result of any failure to achieve the Performance Guarantees and, except as provided in Section 10.2, shall be Continental's sole and exclusive remedy for Hiland's failure to meet the Performance Guarantees. The Parties agree (i) that Continental's damages arising out of such performance failure are impossible to calculate with precision and (ii) that the terms and amount set forth above for Liquidation Damages are reasonable.

              (f) Notwithstanding anything else in this Agreement to the contrary, Hiland shall not be obligated to pay Liquidated Damages in any Contract Year in excess of the aggregate of the Operating Fees for each Commodity for such Contract Year (the "LD Cap").

ARTICLE V
OPERATING FEE

        In consideration for Hiland making available the necessary equipment and labor to perform the Services, and for the actual provision of the Services in the manner and on the terms set forth in this Agreement, Continental shall pay to Hiland the Operating Fees per month set forth on Exhibit B in accordance with the terms set forth in Article VI.

ARTICLE VI
BILLING AND PAYMENT

        6.1   Hiland will invoice Continental for the Operating Fees less a credit for Liquidated Damages, if any, at the address provided in Section 12.1 on or before the 5th of each month for Services performed in the preceding month, and Continental agrees to make payment to Hiland by wire transfer to the account set forth in Section 12.1 or by other means to be received by Hiland within 15 days of the date of receipt of Hiland's invoice (the "Due Date"). When the Due Date falls on a day that is not a Business Day, Continental shall cause such payment to be actually received by Hiland on or before the next Business Day after such date. In the event Hiland's invoice is disputed, Continental shall pay the undisputed amounts on or before the Due Date and give Hiland written notification setting forth the disputed amounts and the basis therefor by the Due Date. Hiland and Continental shall use reasonable diligence to resolve any disputed amounts. Any disputed amounts which become undisputed and due to one Party shall be subject to interest from the other Party as described in Section 6.2 below from the original Due Date for such amounts.

        6.2   If Continental fails to make timely payment of all undisputed amounts so billed, simple interest on the unpaid portion of the invoice shall accrue at the lower of the Prime Rate plus 2% or the maximum lawful rate. For the purpose of this article, the term "Prime Rate" shall mean the rate charged by JPMorgan Chase Bank to their most credit-worthy customers for each month in which such payment is outstanding.

ARTICLE VII
FORCE MAJEURE

        7.1   In the event that any Party hereto is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payment of amounts due hereunder, the obligations of such Party, so far as they are affected by the Force Majeure, shall be suspended during the continuance of the Force Majeure. The Party impacted by a Force Majeure shall, upon such occurrence of a Force Majeure, (a) give verbal notice to the other Party followed by written notice within a reasonable period of time of the particulars of the Force Majeure and (b) take commercially reasonable steps to remedy the Force Majeure.

        7.2   The term "Force Majeure" means any event outside the control of the affected Party that cannot, despite the exercise of commercially reasonable precautions, remediation and mitigation efforts, be prevented, avoided or removed and that prevents the total or partial performance of the obligations of the affected Party under this Agreement. The following events, the list of which is not exhaustive, shall be considered to be cases of Force Majeure to the extent they present the characteristics described above: (a) lightning, earthquake, hurricane, storm, cyclone, typhoon, tsunami, peril of the sea, wind, drought, abnormal weather condition, or other similar natural calamities or acts of God; (b) fire, explosion, chemical contamination, or vandalism; (c) epidemic or plague; (d) act of war (declared or undeclared), invasion, armed conflict or act of foreign enemy, blockade, economic sanction or embargo, revolution, sabotage, riot, insurrection, civil unrest or disturbance, military or guerilla action, banditry, terrorist activity or a threat of terrorist activity, or tribal, religious or sectarian unrest; (e) radioactive contamination; (f) strikes, lockouts and work stoppages; (g) damage to or failure of equipment; and (h) other acts or omissions of Governmental Authorities.

ARTICLE VIII
INDEMNITY AND INSURANCE

        8.1   AS BETWEEN CONTINENTAL AND HILAND, HILAND SHALL BE DEEMED TO BE IN CONTROL AND POSSESSION OF THE COMPRESSED AIR AND PRESSURIZED WATER UNTIL SUCH TIME AS SAID PRODUCTS ARE DELIVERED TO THE DELIVERY POINTS AND AFTER SUCH TIME CONTINENTAL SHALL BE DEEMED TO BE IN CONTROL AND POSSESSION OF THE COMPRESSED AIR AND PRESSURIZED WATER.

        8.2   EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 4.3, 8.3, 8.4 AND 8.5 BELOW, EACH PARTY (THE "INDEMNIFYING PARTY") SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY (THE "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, AND PENALTIES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND EXPENSES) SUSTAINED OR INCURRED BY THE INDEMNIFIED PARTY TO THE EXTENT (a) RESULTING FROM THE NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF THE INDEMNIFYING PARTY OR (b) RELATING TO THE COMPRESSED AIR AND

PRESSURIZED WATER DURING THE PERIOD THAT THE INDEMNIFYING PARTY HAS CONTROL AND POSSESSION OF SUCH IN ACCORDANCE WITH SECTION 8.1.

        8.3   CONTINENTAL SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS HILAND FROM AND AGAINST ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, AND PENALTIES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND EXPENSES) SUSTAINED OR INCURRED BY HILAND RELATING TO THE MANAGEMENT, MAINTENANCE, REPAIR, AND OPERATION OF EQUIPMENT FOR THE PROVISION OF SERVICES (INCLUDING, BUT NOT LIMITED TO, FAILURE TO OBTAIN AND COMPLY WITH ALL NECESSARY PERMITS) BY CONTINENTAL OR ANY OTHER PERSON FOR CONTINENTAL PRIOR TO THE EFFECTIVE DATE.

        8.4   EACH INDEMNIFYING PARTY SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, AND PENALTIES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND EXPENSES) FOR DAMAGE TO OR LOSS OF THE INDEMNIFYING PARTY'S PROPERTY, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

        8.5   IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE AND GROSS NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOSS OF PROFITS. THE PARTIES ALSO INTEND AND AGREE THAT THE PROVISIONS OF THIS AGREEMENT WITH RESPECT TO INDEMNITIES AND LIMITATIONS SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE TERMINATION, SUSPENSION, CANCELLATION, OR EXPIRATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 8.5 SHALL NOT PRECLUDE THE RECOVERY, WHERE APPLICABLE, OF LIQUIDATED DAMAGES.

        8.6   IT IS THE PARTIES' INTENT THAT, EXCEPT AS PROVIDED IN SECTION 8.2, THE INDEMNITY OBLIGATIONS IN THIS ARTICLE VIII ARE WITHOUT REGARD TO THE CAUSES OF THE INDEMNIFIED CLAIMS, INCLUDING THE NEGLIGENCE (BUT WITH REGARD TO SECTION 8.4, NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE OR THE STRICT LIABILITY OF THE INDEMNIFIED PARTY.

        8.7   During the term of this Agreement and any extension, Hiland shall maintain the insurances set forth on Exhibit C.

ARTICLE IX
TERM

        The term of this Agreement shall be for a period of four years commencing on the Effective Date and ending at midnight Central time on the day prior to the fourth anniversary of the Effective Date and thereafter this Agreement shall automatically renew for additional one month terms unless terminated by either Party by the giving of notice to the other Party of such termination no less than 15 days prior to the end of the then current term.

ARTICLE X
DEFAULT

        10.1 If Continental shall fail to pay Hiland any amounts due under this Agreement within 10 days after notice from Hiland of such failure, Hiland, in addition to any other rights and remedies it may have, shall have the right to terminate this Agreement.

        10.2 If Hiland fails to provide any Services, for 20 consecutive days, and such failure is not the result of force majeure or of Continental's failure to provide the fuel and water as set forth in Section 4.2, Continental may, upon 10 days notice to Hiland, terminate this Agreement.

ARTICLE XI
ASSIGNMENT

        This Agreement shall extend to and be binding upon the Parties hereto, their heirs, administrators, successors, and assigns. Neither Party shall be entitled to assign in whole or in part any of its rights and obligations under this Agreement without the prior written consent of the other party. Notwithstanding such consent, no such transfer of the interest of one Party hereunder, wholly or partially, shall affect or bind the other Party until it has been furnished, at the address specified in Article XII below, with (a) a copy of the original documentation of such transfer or succession and (b) an acknowledgement and acceptance of the terms of this Agreement in a form reasonably acceptable to the non-assigning Party by the assignee of such interest.

ARTICLE XII
ADDRESS

        12.1 All notices or other communications between the Parties given under or in relation to this Agreement shall be delivered physically or by facsimile to the respective parties at the following addresses or facsimile numbers:

    Continental Resources, Inc.
    P.O. Box 1032
    Enid, Oklahoma 73702
    Attn: General Counsel
    Phone: (580) 548-5137
    Facsimile: (580) 242-4703

    Hiland Partners, LP
    P.O. Box 5122
    Enid, Oklahoma 73702
    Phone: (580) 234-0473
    Facsimile: (580) 548-5188

        12.2 Any notice or other communication shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the next Business Day after receipt if not received during the recipient's normal business hours.

        12.3 Either Party may change its address for notice purposes by written notice to that effect delivered to the other Party in accordance with this Article.

ARTICLE XIII
NON-WAIVER

        The failure of either Party at any time to exercise any right or to require performance by the other Party of any provision hereof shall in no way affect the right of such Party thereafter to enforce the same, nor shall the waiver by either Party hereto of any breach of any provision hereof by the other Party be a waiver of any other breach of such provision, or as a waiver of the provision itself.

ARTICLE XIV
MERGER

        This Agreement terminates and supersedes any prior agreements pertaining to equipment or services related to the compression of air or water between the Parties hereto or their successors-in-interest effective as of the Effective Date (each a "Prior Agreement"). This Agreement does not release or discharge any obligation or debt pertaining to any Prior Agreement (including, but not limited to, any equipment leases) which arose prior to the Effective Date.

ARTICLE XV
GOVERNING LAW, VENUE

        15.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma, except for the conflicts of laws provisions thereof which would refer resolution of any dispute to the laws of another jurisdiction.

        15.2 Each Party irrevocably and unconditionally submits, for itself and its property to the nonexclusive jurisdiction of the courts of the State of Oklahoma sitting in Garfield County, Enid, Oklahoma, and of the United States District Court sitting in Western District of Oklahoma, Oklahoma City, Oklahoma, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each Party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Oklahoma State Court or, to the fullest extent permitted by applicable law, in such Federal Court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        15.3 Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or related to this Agreement in any court referred to in Section 15.2 above. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

ARTICLE XVI
MUTUAL DRAFTSMANSHIP

        This Agreement was prepared jointly by the Parties hereto, and not by either to the exclusion of the other.

ARTICLE XVII
MISCELLANEOUS

        17.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties covering the subject matter hereof, and there are no other agreements, modifications, conditions, or understanding, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein. Provided however, if there is any conflict between a provision in the body of this Agreement and any Exhibit thereto, the provisions contained in the body of this Agreement shall govern.

        17.2 Headings and Subheadings. The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereto nor should they be used to aid in any manner in construing this Agreement.

        17.3 Rights Enforceable. The provisions of this Agreement shall not impart rights enforceable by any person, entity, or organization not a Party hereto or not a successor or assignee of a Party to this Agreement.

        17.4 Amendments. All amendments and modifications to this Agreement shall be in writing and shall be executed by duly authorized representatives of both Parties.

        17.5 Disputes. If any dispute or difference shall arise between the Parties out of or relating to this Agreement or a breach hereof, including any dispute or difference arising in connection with the existence or termination of this Agreement (each a "Dispute"), the Parties shall attempt to resolve the same through referral to senior management of each Party. In the event such Dispute is not resolved within 30 days after referral to the senior management of each Party, the Parties may agree to mediation of the Dispute in a mutually acceptable manner, including, but not limited to selection of a third party mediator and establishment of the period of time for such mediation. If the Dispute is not resolved by such mediation, either Party may seek to resolve the Dispute in any lawful manner.

        IN WITNESS WHEREOF, this Agreement may be executed in any number of counterparts, each of which shall be considered an original.

CONTINENTAL RESOURCES, INC.
By:	/s/ G. B. SMITH G. B. Smith Sr. Vice President Drilling and Production
HILAND PARTNERS, LP

By:	Hiland Partners, GP, LLC, its general partner
By:
/s/ RANDY MOEDER Randy Moeder President

EXHIBIT A
DELIVERY POINTS

Location

Cedar Hills Air Injection ("Cedar Air")	The five-4" main discharge block valves immediately downstream of the compressors, located inside the Hadley Compression Station Building
Cedar Hills Water Injection ("Cedar Water")	The 8" "2500 series" flange located on the discharge line immediately downstream of the pumps inside the Bradac Water Station Building
Horse Creek Compressor Station ("HC Air")	The 4" high pressure valve located on the North side of the Horse Creek Compression Station Building

EXHIBIT B
OPERATING FEE

Commodity	Fee per Month
Cedar Air—Cedar Hills North	$293,162.36
Cedar Water—Cedar Hills North	$45,376.43
HC Air—SMPHU	$63,085.42

EXHIBIT C
INSURANCE

Location	Occupancy	Description of Property	Limit	Insured Value
Cedar Air—Cedar Hills North				$13,820,500
	Five Compressors—Ariel JGC/4 with Cooler	Compressor	$5,453,000
	Five Compressors—Joy/Cooper TAE-100MR2	Compressor	$4,487,500
	Motor Control Center		$1,989,000
	115 KV/7.2 KV Substation	Substation	$1,891,000
Cedar Water—Cedar Hills North				$979,000
	Compressor Building	Building	$274,000
	Injection Pumps	Pumps	$525,000
	Water Injection Building	Building	$180,000
HC Air—SMPHU				$2,000,000
	Superior Clean Burn II Model 16SGTB, 2650 HP	Compressor	$950,000
	Superior Clean Burn II Model 16SGTB, 2650 HP	Compressor	$950,000
	Compressor Building	Building	$100,000
Total Compression Assets				$16,799,500

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  Exhibit 10.3
TABLE OF CONTENTS
COMPRESSION SERVICES AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II INDEPENDENCE OF THE PARTIES
ARTICLE III REPRESENTATIONS OF THE PARTIES
ARTICLE IV RESPONSIBILITIES OF THE PARTIES
ARTICLE V OPERATING FEE
ARTICLE VI BILLING AND PAYMENT
ARTICLE VII FORCE MAJEURE
ARTICLE VIII INDEMNITY AND INSURANCE
ARTICLE IX TERM
ARTICLE X DEFAULT
ARTICLE XI ASSIGNMENT
ARTICLE XII ADDRESS
ARTICLE XIII NON-WAIVER
ARTICLE XIV MERGER
ARTICLE XV GOVERNING LAW, VENUE
ARTICLE XVI MUTUAL DRAFTSMANSHIP
ARTICLE XVII MISCELLANEOUS
EXHIBIT A DELIVERY POINTS
EXHIBIT B OPERATING FEE
EXHIBIT C INSURANCE